SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                MICROVISION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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
                                MICROVISION, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                October 15, 1998

     The Annual Meeting of Shareholders of Microvision, Inc., a Washington corporation, will be held at the Company's headquarters, located at 2203 Airport Way South, Suite 100, Seattle, Washington on October 15, 1998, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

     1. to elect seven directors of the Company to serve a term of one year each;

     2. to approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance upon exercise of options granted thereunder;

     3. to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     4. to transact any other business that properly comes before the Annual Meeting.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Only shareholders of record at the close of business on August 21, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 2203 Airport Way South, Suite 100, Seattle, Washington.

     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage pre-paid reply envelope. If you are able to attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting.

                                       By Order of the Board of Directors,

                                       /s/ RICHARD A. RAISIG

                                       Richard A. Raisig
                                       Secretary
September 10, 1998
Seattle, Washington

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO.

                                MICROVISION, INC.
                        2203 Airport Way South, Suite 100
                            Seattle, Washington 98134

                               September 10, 1998

                                  ------------

                                 PROXY STATEMENT
                                  ------------

Purpose
-------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Microvision, Inc., a Washington corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, located at 2203 Airport Way South, Suite 100, Seattle, Washington on October 15, 1998, at 9:00 a.m., Pacific Daylight Time (the "Annual Meeting"). The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders on or about September 10, 1998.

Record Date and Outstanding Shares
----------------------------------

     The Board of Directors has fixed August 21, 1998, as the record date for the determination of holders of common stock, no par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 6,023,326 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held and are not entitled to cumulative voting rights in the election of directors.

Proxies and Revocation of Proxies
---------------------------------

     The enclosed proxy is being solicited by the Board of Directors for use at the Annual Meeting and any adjournments thereof and will not be voted at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions given therein.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Microvision, Inc., 2203 Airport Way

South, Suite 100, Seattle, Washington 98134, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

Quorum and Voting
-----------------

     The presence in person or by proxy of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

     The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement, for the amendment to the 1996 Stock Option Plan, for the ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

     Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the seven nominees for election to the Board of Directors who receive the plurality of votes cast for the election of Directors by the shares present in person or represented by proxy will be elected Directors. Each shareholder will be entitled to one vote for each share of Common Stock held and will not be entitled to cumulate votes in the election of Directors. The amendment to the 1996 Stock Option Plan will be approved and the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors will be ratified if the number of votes cast in favor of each proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast.

Solicitation of Proxies
-----------------------

     The Company will bear the cost of preparing, printing, assembling, and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders, and of the solicitation of proxies. Solicitation of proxies will be made by mail and through direct communications with certain shareholders or their representatives by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company will request brokers, custodians, nominees, and other like parties to forward copies of the proxy materials to the beneficial owners of the Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection. The Company has engaged the services of D.F. King & Co., Inc. to solicit proxies and distribute materials to certain shareholders, brokerage houses, banks, custodians, and other nominee holders on behalf of the Company. The Company will pay D.F. King & Co., Inc. approximately $5,000 for these services, exclusive of expenses.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board of Directors of the Company will consist of seven Directors who will be elected at the Annual Meeting to serve until their successors are elected at the next annual meeting of shareholders. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Richard F. Rutkowski, Stephen R. Willey, Richard A. Raisig, Jacob Brouwer, Robert A. Ratliffe, Richard A. Cowell, and Walter J. Lack.

     If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees are currently Directors of the Company. The Company is not aware that any nominee is or will be unable to stand for election.

     Set forth below are the name, position held with the Company, and age of each of the nominees for Director of the Company. The principal occupation and recent employment history of each of the nominees are described below under "Directors and Executive Officers," and the number of shares of Common Stock held or controlled by each nominee as of July 31, 1998, is set forth below in "Security Ownership of Principal Shareholders and Management."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE COMPANY.

          Name                Age                     Position
------------------------      ---      ----------------------------------------

Richard F. Rutkowski (1)      42       Chief Executive Officer, President
                                       and Director
Stephen R. Willey             44       Executive Vice President and Director
Richard A. Raisig (1)         51       Chief Financial Officer, Vice President,
                                       Operations, Secretary and Director
Walter J. Lack (1)(2)         50       Director
Robert A. Ratliffe            38       Director
Jacob Brouwer (2)             71       Director
Richard A. Cowell             51       Director

(1) Member of the Compensation and Finance Committees
(2) Member of the Audit Committee

Directors and Executive Officers

     Richard F. Rutkowski served as Chief Operating Officer of the Company from December 1994 until September 1995, Chief Executive Officer of the Company since September 1995, as a director of the Company since August 1995, and was elected President of the Company in July 1996. Between November 1992 and May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high speed digital networking technology for multimedia applications in audio-video computing, consumer electronics and telecommunications. Between February 1990 and April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson & Scott, a consulting firm. Mr. Rutkowski also serves as a director of CMT Crimble Microtest.

     Stephen R. Willey has served as Executive Vice President of the Company since October 1995 and as a director since June 1995. Mr. Willey also served as the Company's technical liaison to the University of Washington's HIT Lab. Between January 1994 and April 1996, Mr. Willey served as an outside consultant to the Company through DGI The Development Group, Inc. ("DGI"), a business and technology consulting firm that Mr. Willey founded in 1985. As principal of DGI, Mr. Willey provided senior management consulting services to CREO Products, Inc., an electro-optics equipment manufacturer, between June 1989 and December 1992. In 1993, Mr. Willey co-founded PRO.NET Communications, Inc., an Internet services company. Mr. Willey serves as a director of CMT Crimble Microtest and of In Step Mobile Communications Inc.

     Richard A. Raisig has served as Chief Financial Officer and Vice President, Operations of the Company since August 1996, as Secretary since April 1998, and as a director of the Company since March 1996. Mr. Raisig was Chief Financial Officer of Videx Equipment Corporation, a manufacturer and rebuilder of wire processing equipment for the cabling industry from June 1995 until August 1996. From July 1992 to May 1995, Mr. Raisig was Chief Financial Officer and Senior Vice President-Finance for Killion Extruders, Inc., a manufacturer of plastic extrusion equipment. From February 1990 to July 1992, Mr. Raisig was Managing Director of Crimson Capital Company, an investment banking firm. Prior to February 1990, Mr. Raisig was a Senior Vice President of Dean Witter Reynolds, Inc. Mr. Raisig is a Certified Public Accountant.

     Walter J. Lack has served as a director of the Company since August 1995. Mr. Lack is a partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. Mr. Lack also serves as a director of HCCH Insurance Holdings, Inc., a multinational insurance company listed on The New York Stock Exchange. Mr. Lack has been involved in a number of start-up companies, both as an investor and as a director.

     Robert A. Ratliffe joined the Company as a director in July 1996. Mr. Ratliffe has been Vice President and principal of Eagle River, Inc., an investment company specializing in the telecommunications and technology sectors since early 1996. Between 1986 and 1996, Mr. Ratliffe served as Senior Vice President, Communications, for AT&T Wireless Services, Inc., and its predecessor, McCaw Cellular Communications, Inc., where he also served as Vice President of External Affairs and as Vice President of Acquisitions and Development. Prior to joining McCaw Cellular Communications, Inc., Mr. Ratliffe was a Vice President with Seafirst Bank.

     Jacob Brouwer joined the Company as a director in July 1996. Mr. Brouwer is the Chairman and Chief Executive Officer of Brouwer Claims Canada & Co. Ltd., an insurance adjusting company that he founded in 1956. Mr. Brouwer has served as a director for numerous companies, including the Canadian National Railway Company, The Insurance Corporation of British Columbia, Air B.C., Golden Tulips Hotels Ltd., First Interstate Bank, Prime Resources Ltd., Grand Trunk Corp. (U.S.), and Northwestel, Inc., and is the former Chairman of the International Financial Centre of British Columbia. Mr. Brouwer currently serves as a director of Doman Industries, a forest products company.

     Richard A. Cowell joined the Company as a director in August 1996. Mr. Cowell is a Senior Associate at Booz Allen & Hamilton involved in, among other things, the incorporation of simulation and models into education and training programs for Department of Defense contractors. Prior to joining Booz Allen & Hamilton in March of 1996, Mr. Cowell served in the United States Army for 25 years. Immediately prior to his retirement from the Army, Mr. Cowell served as Director of the Louisiana Maneuvers Task Force reporting directly to the Chief of Staff, Army. Mr. Cowell has authored a number of articles relating to the future of the Army and received awards for his writing and producing of a film entitled "America's Army" in 1994. Mr. Cowell retired from the Army holding the rank of Colonel.

     No employee of the Company receives any compensation for his services as a Director. Currently, non-employee Directors receive no salary for their services and receive no fee for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board. The 1996 Independent Director Stock Plan, which was approved by the shareholders in August 1996, provides for the grant of shares of Common Stock to non-employee directors of the Company on an annual basis each time he or she is elected to the Board (or, if directors are elected to serve terms longer than one year, as of the date of each annual shareholders' meeting during that term) (the "Annual Award"). The number of shares awarded in the Annual Award is equivalent to the result of $20,000 divided by the fair market value of a share on the date of the award, rounded to the nearest 100 shares (or a fraction thereof if the Independent Director is elected or appointed to the Board at any time other than at the annual meeting of shareholders).

     Directors are elected at the annual meeting of shareholders. Vacancies resulting from an increase in the size of the Board may be filled by the Directors or by the shareholders. Directors hold office until the next annual shareholders' meeting and until their successors are elected and qualified.

Board Committees and Meetings

     The Board of Directors met six times during the last fiscal year. Each director attended at least 75% of the meetings of the full Board and of all Board committees on which he served during fiscal 1997 in person or by telephone. The Board of Directors also approved certain actions by unanimous written consent.

     The Company's Board of Directors maintains a Compensation Committee, a Finance Committee, and an Audit Committee. The Board has not established a Nominating Committee.

     The Compensation Committee makes recommendations to the Board regarding salaries, incentives, and other forms of compensation for directors, officers, and other key employees of the Company, and administers policies relating to compensation and benefits. The Compensation Committee also serves as the Plan Administrator for the Company's stock option plans, except for the granting of such options to officers, which grants are made by the Board. Messrs. Rutkowski, Raisig, and Lack are the current members of the Compensation Committee. The Compensation Committee met three times during fiscal 1997.

     The Finance Committee makes recommendations to the Board on matters related to financing and the Company's capitalization. Messrs. Rutkowski, Raisig and Lack are the current members of the Finance Committee. The Finance Committee did not meet during fiscal 1997.

     The Audit Committee reviews the Company's accounting practices and internal accounting controls and financial results, and oversees the engagement of the Company's independent auditors. Messrs. Lack and Brouwer are the current members of the Audit Committee. The Audit Committee met one time during fiscal 1997.

Security Ownership of Principal Shareholders and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 31, 1998, by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock ("Principal Shareholder"); (ii) each of the Company's directors; and (iii) all executive officers and directors of the Company as a group.


Name and Address              Amount and Nature of              Percentage of
of Beneficial Owner           Beneficial Ownership (1)          Common Stock (2)
-------------------           ------------------------          ----------------
Richard F. Rutkowski (3)              388,992                         6.1%
  c/o Microvision, Inc.
  2203 Airport Way South
    Suite 100
  Seattle, WA 98134

George M. Galpin (4)                  371,350                         6.0%
  120 West Dayton
    Suite D-5
  Edmonds, WA 98020

Stephen R. Willey (5)                 317,760                         5.0%
  c/o Microvision, Inc.
  2203 Airport Way South
    Suite 100
  Seattle, WA 98134

Walter J. Lack                        213,537                         3.6%
  10100 Santa Monica Blvd.
    16th Floor
  Los Angeles, CA 90067

Richard A. Raisig (6)                 108,672                         1.8%
  c/o Microvision, Inc.
  2203 Airport Way South
    Suite 100
  Seattle, WA 98134

Robert A. Ratliffe                     12,650                          *
  2300 Carillon Point
  Kirkland, WA 98033

Jacob Brouwer                           6,400                          *
  1200 West Pender Street
    Suite 1200
  Vancouver, B.C. VGE 259
  Canada

Richard A. Cowell                       6,400                          *
  c/o Booz Allen & Hamilton
  4301 N. Fairfax Drive
    Suite 200
  Arlington, VA 22203

                                       7

Name and Address              Amount and Nature of              Percentage of
of Beneficial Owner           Beneficial Ownership (1)          Common Stock (2)
-------------------           ------------------------          ----------------

All executive officers and          _________                         _____
  directors as a group
  (7 persons)                       1,054,411                         15.5%
--------------------------

*    Less than 1% of the outstanding shares of Common Stock.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding for determining the amount and percentage of Common Stock owned by such individual. To the Company's knowledge, each person has sole voting and sole investment power with respect to the shares shown, subject to community property laws, where applicable.

(2) Rounded to the nearest 1/10th of one percent, based on 6,010,326 shares of Common Stock outstanding at July 31, 1998.

(3)  Includes options to purchase up to 361,517 shares of Common Stock.

(4) Mr. Galpin filed a Schedule 13G on June 30, 1998 reporting his beneficial ownership of 371,350 shares of the Company's Common Stock. Includes currently exercisable warrants to purchase up to 213,500 shares of Common
     Stock.

(5) Includes options and Public Warrants to purchase up to 309,375 shares of Common Stock.

(6)  Includes options to purchase 108,047 shares of Common Stock.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on a review of the copies of the forms provided to the Company and written representations that no other filing of forms was required, the Company believes that, during the fiscal year ended December 31, 1997, the reporting persons subject to Section 16(a) of the Exchange Act, as amended, complied with all filing requirements applicable thereto, except that Stephen R. Willey filed one late report.

Executive Compensation

     The following table sets forth the compensation received for services in all capacities to the Company for the last three fiscal years by Richard F. Rutkowski, the Company's Chief Executive Officer and President; Stephen R. Willey, its Executive Vice President; and Richard A. Raisig, its Chief Financial Officer, Vice President, Operations, and Secretary (the "Named Executives"). No other officer of the Company received annual salary and bonuses exceeding $100,000 for the fiscal year ended December 31, 1997.


                                                                                         Long-Term
                                                                                         Compensation
                                                                                         Awards
                                            A n n u a l     C o m p e n s a t i o n      ------
                                           -----------------------------------------     Securities
Name and                       Fiscal      Salary       Bonus       Other Annual         Underlying
Principal Position             Year         ($)          ($)        Compensation ($)     Options
------------------             ------     --------     --------     ----------------     ------------
Richard F. Rutkowski           1997        145,000      100,000             -              340,000
  Chief Executive              1996        126,250      107,500             -                    -
  Officer and President        1995         97,500       30,000             -               69,671

Stephen R. Willey              1997        130,000       85,000             -                    -
  Executive Vice President     1996         78,333       92,320        36,667 (1)                -
                               1995              -            -        67,500 (1)          296,875

Richard A. Raisig              1997        120,000       60,000             -              136,000
  Chief Financial Officer,     1996         40,729       30,000             -              100,000
  Vice President, Operations   1995              -           -              -                    -
  and Secretary

--------------------------

(1) Represents payments in consideration of consulting services rendered to the Company by Mr. Willey prior to and concurrent with Mr. Willey's employment with the Company.

Option Grants

     The following table sets forth the grants of options to purchase common stock during the last fiscal year to the Named Executives.

                                         Percent
                          Number of      of Total
                         Securities      Options
                         Underlying     Granted to     Exercise
                          Options       Employees       Price      Expiration
Name                      Granted        in 1997        ($/Sh)        Date
----                     ----------     ----------     ---------   ----------
Richard F. Rutkowski       80,000          7.18          14.00      10/1/07
                           80,000          7.18          17.50      10/1/07
                           80,000          7.18          21.88      10/1/07
                           80,000          7.18          27.34      10/1/07
                           20,000          1.79          34.18      10/1/07

Stephen R. Willey               -             -              -            -

Richard A. Raisig          28,000          2.51          14.00      10/1/07
                           28,000          2.51          17.50      10/1/07
                           65,000          5.83          21.88      10/1/07
                           15,000          1.35          27.34      10/1/07


     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information concerning exercise of stock options during 1997 by the Named Executives and the fiscal year-end value of unexercised options:


                                               Number of Securities
                                              Underlying Unexercised         Value of Unexercised In-
                Number of                            Options at                the-Money Options at
                 Shares                          December 31, 1997             December 31, 1997 (1)
                Acquired        Value            -----------------             ---------------------
Name           On Exercise     Realized     Exercisable   Unexercisable     Exercisable   Unexercisable
----           -----------     --------     -----------   -------------     -----------   -------------
Richard F.
 Rutkowski          -             -           331,517        320,000        $3,329,214      $        0

Stephen R.
 Willey             -             -           250,000         46,875        $2,575,000      $  318,750

Richard A.
 Raisig             -             -            46,453        189,547        $  329,218      $  354,220
----------------

(1) Calculated based on a closing price of $14.00 per share on December 31, 1997.

     Employment Agreements. Pursuant to his employment agreement with the Company effective October 1, 1997, Mr. Rutkowski receives an annual base salary of $145,000, subject to increases as determined by the Board of Directors, and an annual cash performance bonus in an amount to be determined by the Board of Directors. In January 1998, Mr. Rutkowski's base salary was adjusted to $175,000 and he was awarded a bonus of $100,000 for services performed during 1997. In addition, Mr. Rutkowski received options to purchase up to an aggregate of 340,000 shares of Common Stock for service to the Company during the period October 1, 1997 through December 31, 2001. These options have ten-year terms, vest quarterly, and will immediately vest and become exercisable upon the occurrence of certain events following a change in control. Mr. Rutkowski is entitled to all benefits offered generally to the Company's employees. Upon termination without cause of Mr. Rutkowski's employment by the Company, Mr. Rutkowski's stock options will continue to vest and Mr. Rutkowski will be entitled to a severance payment. The employment agreement expires, unless previously terminated, on December 31, 2001.

     The Company entered into an employment agreement with Stephen R. Willey, the Company's Executive Vice President and a director of the Company, effective May 1, 1996. Pursuant to this agreement, Mr. Willey receives an annual base salary of $110,000, adjusted annually for the cost of living and subject to increases as determined by the Board of Directors. In addition, Mr. Willey is entitled to receive an annual cash performance bonus in an amount determined by the Board of Directors. Mr. Willey received options to purchase an aggregate of 296,875 shares of Common Stock for his services during the period 1995 through 1998. In January 1998, Mr. Willey's base salary was adjusted to $150,000 and he was awarded a bonus of $85,000 for services performed in 1997. Upon termination without cause of Mr. Willey's employment by the Company, certain of Mr. Willey's stock options will vest and Mr. Willey will be entitled to a severance payment. Mr. Willey is entitled to all benefits offered generally to the Company's employees. Mr. Willey's employment agreement expires, unless previously terminated, on September 30, 1998.

     Pursuant to his employment agreement with the Company, effective October 1, 1997, Mr. Raisig receives an annual base salary of $130,000, subject to increases as determined by the Board of Directors, and an annual cash performance bonus in an amount to be determined by the Board of Directors. In January 1998, Mr. Raisig was awarded a bonus of $75,000 for services performed during 1997 and four months in 1996. In addition, Mr. Raisig received options to purchase up to an aggregate of 136,000 shares of Common Stock for service to the Company during the period October 1, 1997 through December 31, 2000. These options have ten-year terms, vest quarterly, and will immediately vest and become exercisable upon the occurrence of certain events following a change in control. Mr. Raisig is entitled to all benefits offered generally to the Company's employees. Upon termination without cause of Mr. Raisig's employment by the Company, Mr. Raisig's stock options will continue to vest and Mr. Raisig will be entitled to a severance payment. The employment agreement expires, unless previously terminated, on December 31, 2000.

Certain Tax Considerations Related to Executive Compensation

     As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in the event that compensation paid by the Company to a "covered employee" (the chief executive officer and the next four highest paid employees) in a year were to exceed an aggregate of $1,000,000, the Company's deduction for such compensation could be limited to $1,000,000.

                                  PROPOSAL TWO
                       AMENDMENT TO 1996 STOCK OPTION PLAN
              TO INCREASE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     The Board of Directors has authorized an amendment to the Company's 1996 Stock Option Plan (the "Plan"). The amendment will increase the number of shares of Common Stock reserved for issuance upon exercise of options granted under the Plan by 2,250,000 shares to a total of 3,000,000 shares.

     The Board of Directors and management believe that the long term success of the Company is dependent upon the ability of the Company to attract, motivate and retain highly capable employees and that shareholder value is most effectively enhanced by aligning the interests of employees with those of shareholders. Accordingly, substantially all employees are provided with options as a part of their compensation arrangement, with the number of options granted based on position, level of compensation, special skills and experience brought to the Company by the individual, and other factors considered important by management. The Plan is intended to enable the Company to provide employees with meaningful incentives and awards commensurate with their contributions and competitive with those incentives and awards offered by other companies. The amendment to the Plan will enable the Company to continue to grant the options needed to attract, incent and retain employees.

     Management determined the number of shares recommended to be reserved for issuance under the Plan based on the number of shares reserved for issuance upon exercise of option grants, subject to shareholder approval, to current employees, and both the planned growth in employees and the potential future grants to current employees.

     In furtherance of aligning the interests of employees with those of shareholders, it has been the Company's practice to structure the options to reflect an exercise price for those options vesting in the initial year at the fair market value on the date of grant and to increase the exercise prices for those shares vesting in subsequent years, with the exercise price of options vesting each year after the first being 25% higher than the exercise price of the options vesting in the preceding year. Although this feature reduces the value of the options granted, management believes that the shareholders are entitled to earn a return on their investment in the Company before employees participate in any increase in the stock price.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT TO THE 1996 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

Summary of the Plan

     The Plan, which was adopted and approved by the Company's Board of Directors and the shareholders in July and August 1996, respectively, provides for the grant of options to acquire a maximum of 750,000 shares of the Company's authorized but unissued Common Stock, subject to adjustments in the event of certain changes in the Company's capitalization. The Board of Directors of the Company has authorized, subject to shareholder approval at the Annual Meeting, an additional 2,250,000 shares of Common Stock to be reserved for issuance upon exercise of options granted under the Plan. Unless sooner terminated by the Board of Directors, the Plan will terminate ten years after its adoption by the Board of Directors of the Company.

     The Plan permits the granting of incentive stock options ("ISOs") and nonqualified stock options ("NSOs") at the discretion of a plan administrator (the "Plan Administrator"). The Compensation Committee of the Board of Directors serves as Plan Administrator except with respect to grants awarded to executive officers of the Company, with respect to which the Board serves as Plan Administrator. Subject to the terms of the Plan, the Plan Administrator determines the terms and conditions of any options granted, including the exercise price. Eligible optionees include any current or future employee, officer, or agent of the Company or its subsidiaries. The Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value of the shares at the date of grant. If ISOs are granted to persons owning more than 10% of the voting stock of the Company, however, the Plan provides that the exercise price must be not less than 110% of the fair market value of the shares at the date of grant and that the term of the ISOs may not exceed five years. The term of all other options granted under the Plan may not exceed ten years. At the time of grant, the Plan Administrator determines when options become exercisable. Options are not transferable other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets, the Board of Directors may elect one of the following alternatives: (i) outstanding options remain in effect in accordance with their terms; (ii) outstanding options may be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or (iii) outstanding options may be exercised within a 30-day period prior to the consummation of the transaction, at which time they will automatically expire, and the Board may accelerate the time frame for exercise of all options in full. Shares subject to options granted under the Plan that have lapsed or terminated may again be made subject to options granted under the Plan. Following termination of employment by the Company other than for cause, resignation, retirement, disability or death, an option holder has three months within which to exercise his options before the options will automatically expire.

Federal Income Tax Consequences

     The following discussion is intended to provide an overview of the U.S. federal income tax consequences under current law of participation in the Plan and does not attempt to describe all potential tax consequences. Furthermore, tax consequences are subject to change and an optionee's particular situation may be such that some variation of the described rules applies. As a result, optionees are advised to consult their own tax advisors as to the tax consequences of participating in the Plan.

     Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. An optionee will recognize no income upon grant or exercise of an ISO, however the difference between the fair market value of the option shares at the time of exercise and the exercise price will be included in the calculation of the optionee's alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

     Certain options authorized to be granted under the Plan may be treated as NSOs for federal income tax purposes. No income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable as income from the sale or exchange of a capital asset.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, in the event that any such officer makes a disqualifying disposition of an ISO or exercises an NSO, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility.

                                 PROPOSAL THREE
                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and has further directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

     In the event that the votes cast in favor of ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors do not exceed the votes cast against such action, the selection of other auditors will be considered by the Board of Directors.


                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1997 was first mailed to the shareholders of the Company on or about July 29, 1998. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in the proxy materials for the Company's 1999 Annual Meeting must be received at the principal executive offices of the Company not later than January 6, 1999.

     For a proposal to be properly brought before a meeting of the shareholders other than in the Proxy Statement, the shareholder making such proposal must have given notice thereof in writing to the Secretary of the Company not less than 60 nor more than 90 days in advance of the meeting or, if later, the tenth business day following the first public announcement of the date of the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the language of the proposal; (2) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (3) the number of shares owned by the shareholder and the dates upon which such shares were acquired; (4) a representation that the shareholder is entitled to vote at such meeting; (5) a representation that the shareholder intends to appear in person or in proxy at the meeting; and (6) any material interest of the shareholder in such business. The Board of Directors or the Chairman of such meeting may direct that any business not properly brought before the meeting shall not be considered.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED HEREIN.


                                       By Order of the Board of Directors

                                       /s/ RICHARD A. RAISIG

                                       Richard A. Raisig
                                       Secretary


September 10, 1998

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Shareholders
                               MICROVISION, INC.

                                October 15, 1998


                Please Detach and Mail in the Envelope Provided

A [ X ] Please mark your votes as in this example.

1. Election of Directors:

   Nominees:                  Richard F. Rutkowski, Stephen R. Willey,
                              Richard A. Raisig, Walter J. Lack,
                              Robert A. Ratliffe, Richard A. Cowell,
                              Jacob Brouwer

[ ] FOR the nominees          [ ] WITHHOLD AUTHORITY to vote for the nominees

Shareholders may withhold authority to vote for any particular nominee by lining through or otherwise striking out the name of any nominee.

2. Proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance upon the exercise of options.

       [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN

3. Proposal to ratify the appointment of PriceWaterhouse Coopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

       [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN

4. Transaction of any business that properly comes before the meeting or any adjournments thereof and matters incident to the conduct of the meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


  The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the election of directors, FOR the amendment to the Stock Option Plan, and FOR the ratification of the selection of PriceWaterhouse Coopers LLP as independent auditors of the Company. The proxies may vote in their discretion as to other matters that may come before the meeting.

Signature or Signatures: ___________________________ Date ________________, 1998

Note: Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.